UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-35317	45-3591625
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA	15275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-251-0171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 15, 2014, Atlas Energy Group, LLC (“Atlas Energy Group”), a wholly owned subsidiary of Atlas Energy, L.P. (NYSE: ATLS), the parent company of Atlas Resource Partners, L.P. (“ARP”), filed an amendment to its Registration Statement on Form 10 (the “Form 10”) with the U.S. Securities and Exchange Commission (“SEC”) in connection with the previously announced spin-off of ATLS’s non-midstream assets.

The amended Form 10 contains a preliminary Information Statement with updated information about the expected terms and conditions of the spin-off of Atlas Energy Group to ATLS unitholders as well as updated information about Atlas Energy Group as a standalone business, including (without limitation) financial information, risk factors, a discussion of the business strengths and strategies and certain updated forecast information about Atlas Energy Group. The amended Form 10 also contains certain updated forecast information regarding ARP’s expected results of operations for its 2015 fiscal year. Based upon management’s current assumptions, ARP expects to distribute at least $2.36 per common unit for the full year 2015. The following are several of the key assumptions included in the forecast:

•	Net production volume per day:

Natural gas (mcfd)	221,443
Crude oil (bpd)	7,179
NGL (bpd)	4,408

Total (mcfed)	290,964

•	Net realized natural gas price after hedges of $3.74/mcf (72% hedged)

•	Net realized crude oil price after hedges of $78.15/bbl (68% hedged)

•	Total net production costs of $1.94/Mcfe

•	Partnership management funds raised of $225.0 million for the year ending December 31, 2014 and $275.0 million for the year ending December 31, 2015

•	Total capital expenditures of $207 million for the year ending December 31, 2015

•	Cash distribution coverage of approximately 1.1x

The information provided under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Cautionary Note Regarding Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements. Although ARP believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Atlas Resource Partners does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ARP cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ARP’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; ARP’s ability to realize the benefits of its acquisitions; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ARP’s level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ARP’s reports filed with the SEC, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ARP assumes no obligation to update such statements, except as may be required by applicable law. Risks and uncertainties related to the proposed transaction include, among others: the risk that ATLS’s or Atlas Pipeline Partners, L.P.’s (“APL”) unitholders or Targa Resources Corp.’s stockholders do not approve the mergers; the risk that the merger agreement is terminated as a result of a competing proposal, the risk that regulatory approvals required for the mergers are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the mergers are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the mergers or the distribution; uncertainties as to the timing of the mergers and the distribution; competitive responses to the proposed mergers and the distribution; unexpected costs, charges or expenses resulting from the mergers and the distribution; litigation relating to the merger and the distribution; the outcome of potential litigation or governmental investigations; Atlas Energy Group’s ability to operate the assets and businesses it will acquire in connection with the distribution, and the costs of such distribution; the inability to obtain, or delays in obtaining, the expected distributions of cash from the non-midstream assets; and any changes in general economic and/or industry specific conditions; and other risks, assumptions and uncertainties relating to the non-midstream assets and business that will be acquired in connection with the distribution, which are included in the Form 10 and are detailed from time to time in ATLS’s, ARP’s and APL’s reports filed with the SEC, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to update such statements, except as may be required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Resource Partners, L.P.

By:	Atlas Energy Group, LLC, its general partner

Date: December 15, 2014	/s/ Sean P. McGrath
	Name:	Sean P. McGrath
	Title:	Chief Financial Officer

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